EXHIBIT 10.1

Subscription Agreement

This subscription agreement (this “Subscription”) is dated February 26, 2020, by and between Silverback Capital Corporation (the “Investor”) and Cemtrex, Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

WHEREAS, the Company desires to sell, and the Investor desires to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), which currently trades on The Nasdaq Capital Market (the “Principal Market”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Subscription.

(a) Investor agrees to buy and, subject to acceptance as provided below, the Company agrees to sell and issue to Investor, 347,000 shares of Common Stock (the “Shares”), free of restrictive legends and stop transfer orders, for the Purchase Price (as defined in this Subscription). The “Purchase Price” shall mean $1.30 per share. Once the Purchase Price has been tendered to the Company, the Company shall issue the Shares to the Investor’s brokerage account (through the facilities of the Depository Trust Company’s DWAC system in accordance with the instructions provided by the Investor).

(b) The Shares have been registered pursuant to a Registration Statement on Form S- 3, Registration No. 333-218501, which registration statement (the “Registration Statement”) was originally declared effective by the Securities and Exchange Commission on June 14, 2017, and is effective on the date hereof. A final prospectus supplement will be delivered as required by law.

(c) The Company may accept this Subscription as provided in this Subscription for the Shares subscribed for by executing a copy hereof and providing such executed copy to the Investor. The Shares subscribed for herein will not be deemed issued to or owned by the Investor until the Subscription has been executed by the Investor and countersigned by the Company and the Closing with respect to the Investor’s subscription has occurred.

(d) The closing of the transaction contemplated by this Subscription (the “Closing”) shall occur once the full Purchase Price has been tendered, a completed and fully executed copy of this Subscription has been tendered, the Shares are reflected in the Investor’s brokerage account (through the facilities of the Depository Trust Company’s DWAC system in accordance with the instructions provided by the Investor), the Company shall have filed the final prospectus supplement to the Registration Statement pursuant to Rule 424(b) with respect to the Shares (the “Prospectus Supplement”), and all other conditions in this Subscription have been satisfied. If the Closing does not occur on or prior to February 26, 2020 (the “Closing Date”), then this Subscription shall be null and void and of no further force or effect at the option of the Investor.

(e) The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of the Shares to the Investor made under this Subscription.

2. Company Representations and Warranties.

The Company represents and warrants to the Investor that as of the date of this Subscription and the date of the Closing:

(a) the (i) Company has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (a) the Company’s Certificate of Incorporation, as amended, or Bylaws, or (b) any agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid, non-assessable, free of restrictive legends and stop transfer orders, and freely tradeable by the Investor; (v) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights; and (vi) the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors.

(b) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents.” As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its subsidiaries (the “Subsidiaries”) are not presently the subject of any inquiry, investigation or action by the SEC.

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(c) Except as disclosed in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Subscription), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Subscription, (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, (viii) there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole, (ix) the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings, (x) the Company is financially solvent and is generally able to pay its debts as they become due, (xi) to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, (xii) to the Company’s knowledge, none of the Company’s active and registered trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights have expired or terminated, (xiii) the Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, (xiv) the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged, (xv) the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit, (xvi) the Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (xvii) to the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws ”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses.

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(d) The Registration Statement has been declared effective by the SEC, and no stop order has been issued or is pending or, to the knowledge of the Company, threatened by the SEC with respect thereto. As of the date hereof, the Company has a dollar amount of securities registered and unsold under the Registration Statement, which is not less than the sum of the Purchase Price. The Company shall keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Shares to the Investor until the date on which all the Shares have been sold under this Subscription. The Registration Statement (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(e) The Company has not made any offers or sales of any security (other than the Shares) under circumstances that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(g) The Company has not made any offers or sales of any security (other than the Shares) under circumstances that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for the purpose of any exchange approval provision applicable to the Company or its securities (including but not limited to with respect to the Principal Market).

3. Additional Covenants of the Company.

(a) Filing of Form 8-K and Prospectus Supplement. The Company agrees that it shall, if required under federal securities law, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Subscription and the transaction contemplated hereby. The Company shall file on the date hereof the Prospectus Supplement to the Company’s existing shelf Registration Statement covering the sale of the Shares in accordance with the terms of the Subscription. The Company shall keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Shares to the Investor until the date on which all the Shares have been sold by the Investor. The Registration Statement (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify the sale of the Shares to the Investor under this Subscription under applicable securities or “Blue Sky” laws of the states of the United States in such states as required.

(c) Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section

4. Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein (the “Prospectus”), and was able to read, review, download and print such materials; (v) in making its investment decision with respect to the Shares, the Investor and its advisors, if any, have relied solely on the Prospectus; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) the Investor is not a member of the Financial Industry Regulatory Authority as of the date hereof; and (viii) the Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

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(b) Other than consummating the transactions contemplated hereunder, neither Investor nor Investor’s beneficial owner(s), directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Furthermore, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) except with respect to the Company’s affiliates, the Company’s legal counsel, Investor’s legal counsel, Advisory Group Equity Services Ltd. (CRD #15427) (“Advisory Group”), as well as entities and individuals associated with Advisory Group.

5. Regulation SHO. The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not executed any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”).

6. Additional Conditions to the Investor’s Obligation to Purchase the Shares. In addition to all other conditions provided in this Subscription, the obligation of the Investor to purchase the Shares shall be subject to the satisfaction of each of the following conditions:

(a) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and the Shares shall be approved for listing upon the Principal Market.

(b) The representations and warranties of the Company shall be true and correct in all respects as of the date of this Subscription and the date of the Closing, and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription to be performed, satisfied or complied with by the Company at or prior to the date hereof.

(c) The Registration Statement shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Investor a final and complete form of prospectus supplement, dated and current as of the date hereof, to be used in connection with the issuances of the Shares to the Investor, and filed by the Company pursuant to Rule 424(b). The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Subscription in compliance with such laws.

(d) The Shares have been delivered to the Investor and are reflected in the Investor’s brokerage account (through the facilities of the Depository Trust Company’s DWAC system in accordance with the instructions provided by the Investor).

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7. Governing Law and Venue; Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by email delivery of a “.pdf” format data file.

(c) In consideration of the Investor’s execution and delivery of the Subscription and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Subscription, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, members, officers, directors, attorneys, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Subscription) (each an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Subscription or any other certificate, instrument or document contemplated hereby or thereby, (b) any untrue statement of a material fact or omission to state a material fact required to be stated in the Registration Statement and/or Prospectus Supplement, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (c) any breach of any covenant, agreement or obligation of the Company contained in the Subscription or any other certificate, instrument or document contemplated hereby or thereby, or (d) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Subscription or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Investor’s representations and warranties, covenants or agreements contained in this Subscription, or (B) the gross negligence or willful misconduct of the Investor or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(d) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

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(e) All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile or email, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

If to the Company:

Cemtrex, Inc.

276 Greenpoint Ave., Suite 208

Brooklyn, NY 11222

Attention: Saagar Govil, Chief Executive Officer E-Mail: sgovil@cemtrex.com

If to the Investor:

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(f) Any dispute arising under, relating to, or in connection with the SUBSCRIPTION or related to any matter which is the subject of or incidental to the SUBSCRIPTION (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state COURTS located in New york, new york and/or federal courts located in new york, ne york. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistentLY with new york law.

(g) This Subscription shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Subscription or any rights or obligations hereunder without the prior written consent of the Investor, including by merger, reorganization, restructuring, consolidation, financing, or otherwise. The Investor may not assign its rights or obligations under this Subscription.

(h) The Company and Investor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription and the consummation of the transactions contemplated hereby.

[signature page to follow]

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

COMPANY:

CEMTREX, INC.

By:
Name:	Saagar Govil
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title: